UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35774	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road
Ridgefield Park, NJ	07660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	Innodata Inc. (the “Company”) held its Annual Meeting of Stockholders on June 6, 2019. At the Annual Meeting of Stockholders, the Company’s Stockholders (1) elected all seven of the Company’s nominees for director; (2) approved the appointment of CohnReznick LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2019; (3) approved on an advisory basis the compensation of the Company’s named executive officers; and (4) approved the Company’s Rights Agreement.

(b)	The following matters set forth in the Company’s Proxy Statement dated April 15, 2019 were voted upon with the results indicated below:

Proposal #1- Election of Directors:

Name	For	Withheld	Broker Non-Votes
Jack S. Abuhoff	12,800,557	1,882,391	4,691,826
David B. Atkinson	12,826,815	1,856,133	4,691,826
Louise C. Forlenza	12,805,707	1,877,241	4,691,826
Brian E. Kardon	12,843,315	1,839,633	4,691,826
Douglas J. Manoni	12,185,675	2,497,273	4,691,826
Stewart R. Massey	12,154,717	2,528,231	4,691,826
Michael J. Opat	12,796,057	1,886,891	4,691,826

Proposal #2- Ratification of the selection and appointment of CohnReznick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019:

For	Against	Abstain
19,298,914	61,375	14,485

Proposal #3- Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
13,146,425	1,507,048	29,475	4,691,826

Proposal #4- Approval of the Company’s Rights Agreement:

For	Against	Abstain	Broker Non-Votes
12,751,465	1,908,358	23,125	4,691,826

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: June 7, 2019	By:	/s/ Amy R. Agress
Amy R. Agress
Senior Vice President and General Counsel